                                                                  Exhibit 23.3

                                              September 30, 1996

We hereby consent to the use of our firm's name in the Registration Statement on Form S-4 of R&G Financial Corporation and any amendments thereto. We also consent to the inclusion of, summary of and references to our valuation report of R-G Premier Bank of Puerto Rico in such Registration Statement, including the Prospectus.

                                       FRIEDMAN, BILLINGS, RAMSEY & CO., INC.